UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2006

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into Material Definitive Agreement.

On May 30, 2006, Affymetrix, Inc. (“Affymetrix” or the “Company”) entered into an agreement (the “Agreement”) with Susan E. Siegel with respect to her role as President Emeritus, reporting to Stephen P.A. Fodor, Ph.D., Founder, Chairman and CEO of Affymetrix. Pursuant to the terms of the Agreement, so long as Ms. Siegel remains employed with the Company, Ms. Siegel will receive an annual base salary of $426,315, plus benefits under the terms of the Company’s benefit plans (other than such plans as bonus and stock plans).

In the event that Ms. Siegel’s employment is terminated or she resigns before November 19, 2007, Ms. Siegel will be entitled to receive the following, subject to compliance with her non-solicitation and non-competition covenants and a general release of claims against the Company:  (i) a payment equal to $675,000 less the base salary paid from April 19, 2006 through the date of termination of employment; (ii) continued Company-paid health coverage through October 19, 2007; (iii) accelerated vesting of existing stock options to the extent they would have vested if Ms. Siegel had remained employed through October 19, 2007; and (iv) extension of the post-termination exercise period for Ms. Siegel’s vested stock options as if she had remained employed through November 19, 2007 (or an earlier date if required by tax laws).

A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Agreement between the Company and Susan E. Siegel dated May 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Dated:  June 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement between the Company and Susan E. Siegel dated May 30, 2006.